RAMCO-GERSHENSON PROPERTIES TRUST

DEFERRED FEE PLAN FOR TRUSTEES

ARTICLE 1.
INTRODUCTION

Ramco-Gershenson Properties Trust (the “Trust”) establishes this Ramco-Gershenson Properties Trust Deferred Fee Plan for the benefit of its Trustees and their Beneficiaries, effective December 2, 2008. This Deferred Fee Plan is intended to comply with Code Section 409A.

ARTICLE 2.
DEFINITIONS

The following capitalized words and phrases have the meanings assigned to them, unless the context clearly indicates otherwise.

2.1    “Administrator” means president of the Trust (the “President”) with the administration and interpretation powers as defined in Section 10.6.

2.2    “Affiliated Company” means each entity that is treated as a single employer with the Trust under Code Section 414(b) or (c). In applying such Code Sections for purposes of determining whether the Trustee has incurred a Separation from Service with the Trust and each Affiliated Company, the default provisions of Treasury Regulations Section 1.409A-1(h)(3) providing for the language “at least 50 percent” shall be used instead of “at least 80 percent.”

2.3    “Beneficiary” means the person or persons, natural or otherwise, designated by a Trustee under Article 8.

2.4    “Board” means the Board of Trustees of the Trust.

2.5    “Cash Account” means a bookkeeping account established by the Trust in the name of a Trustee to which is credited (i) any Fees that are deferred by the Trustee under Section 3.1(a) and directed into the Cash Account under Section 3.1(b) and (ii) any interest that is credited to the Trustee under Article 4.

2.6    “Cash Fees” means any Fees payable in cash.

2.7    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

2.8    “Committee” means the Compensation Committee of the Board of Trustees.

2.9    “Deferred Fee Accounts” means a Trustee’s Cash Account and Stock Account, and such sub-accounts within such accounts as are necessary for the proper administration of this Deferred Fee Plan.

2.10    “Deferred Fee Agreement” means a written agreement, substantially in the forms included in Exhibit A hereto, between the Trust and a Trustee, which, together with this Deferred Fee Plan, governs the Trustee’s rights to payment of deferred Fees under this Deferred Fee Plan.

2.11    “Deferred Fee Plan” means the Ramco-Gershenson Properties Trust Deferred Fee Plan For Trustees, as set forth in this document, and as may be subsequently amended by the Board from time to time.

2.12    “Distribution Date” means the date payment of amounts credited to a Trustee’s Deferred Fee Accounts are scheduled to be made, as specified in such Trustee’s Deferred Fee Agreements. A Distribution Date shall be a specified fixed date, January 15 of the year following the Trustee’s Separation from Service, the first day of the month after the Trustee reaches his or her Social Security normal retirement age, as determined as of the date of his or her Deferred Fee Agreement, the date of a change in the ownership or effective control of the Trust or in the ownership of a substantial portion of the assets of the Trust (within the meaning of Treasury Regulations Section 1.409A-3(i)(5)), or the date of the Trustee’s death or, if so elected by the Trustee, the earliest of two or more of such dates or events.

2.13    “Fair Market Value” means, with respect to the Trust’s common shares, the Fair Market Value as determined under the applicable Share Plan.

2.14    “Fees” means the annual retainer paid to a Trustee, any fees paid to a Trustee for attending meetings of the Board or any committee of the Board, and any fees paid to a Trustee for serving as lead trustee of the Trust or as chairman of a committee of the Board.

2.15    “Interest” means the amount of interest credited to a Trustee’s Cash Account pursuant to Article 4.

2.16    “Share Plan” means the Ramco-Gershenson Properties Trust 2008 Restricted Share Plan for Non-Employee Trustees or the 2009 Omnibus Long-Term Incentive Plan, as applicable.

2.17    “Phantom Shares” means shares credited to a Trustee under this Deferred Fee Plan.

2.18    “Separation from Service” has the meaning provided in Treasury Regulation Section 1.409A-1(h), and includes the Affiliated Company rule in Section 2.2. This Deferred Fee Plan is intended to be a plan provided to Trustees, and in accordance with applicable regulations, a Trustee shall be treated as having Separation from Service for purposes of this Deferred Fee Plan on the later of the date that the Trustee ceases to serve on the Board of Trustees of the Trust or an Affiliated Company and the Trustee is not an independent contractor to or an employee of the Trust or an Affiliated Company.

2.19    “Stock Account” means a bookkeeping account established by the Trust in the name of a Trustee to which are credited (i) Phantom Shares for any Fees that are deferred by the Trustee under Section 3.1(a) and directed into the Stock Account under Section 3.1(b), and (ii) any additional Phantom Shares that are credited by the Trust under Article 5.

2.20    “Stock Fees” means the Fees payable in shares of Common Stock.

2.21    “Trustee” means a member of the Board of Trustees of the Trust.

2.22    “Unforeseeable Emergency” means a severe financial hardship to the Trustee resulting from an illness or accident of the Trustee, the Trustee’s spouse, the Trustee’s beneficiary, or the Trustee’s dependent (as defined in Code Section 152, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B)); loss of the Trustee’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Trustee to the extent permitted by Code Section 409A.

ARTICLE 3.
DEFERRAL OF FEES

3.1    Election To Defer Fees.

(a)    A Trustee may elect to defer Fees earned for services provided during a given calendar year by completing and filing a proper Deferred Fee Agreement with the Secretary of the Trust no later than December 31 of the previous calendar year, or such earlier date as the Trust may determine. A new Trustee who becomes initially eligible for participation in this Deferred Fee Plan may elect to defer Fees earned for services provided during the year of initial eligibility by completing and filing a proper Deferred Fee Agreement with the Secretary of the Trust no later than 30 days following the Trustee’s election or appointment, and such election shall apply only to Fees that are earned for services provided by Trustee after such election is made. A new Trustee who does not elect to make deferrals of his or her Fees during the initial 30-day election period may not later elect to make deferrals of his or her Fees for the calendar year of his or her initial eligibility. If a payment of a Trustee’s Fees (such as annual retainer fees or fees for serving as chairman of a committee) are due for services performed during the initial year of eligibility over a period of time which includes the period both before and the period after the date of the election, the election will apply to an amount equal to the total amount of the Fees paid for such performance period multiplied by the ratio of the number of days remaining in the performance period after the election over the total number of days in the performance period. Fees paid for attending a meeting are earned for services performed on the date of the meeting. A Trustee who does not have an election to defer his or her Fees in effect may make a deferral election for his or her Fees earned for services performed in the subsequent calendar year provided such election is provided to the Secretary of the Trust not later than December 31 of the calendar year preceding the year it is to be effective. A Trustee’s election under Deferred Fee Agreement shall continue in effect from year to year until the Trustee modifies or revokes his or her election in accordance with Section 3.3.

(b)    When a Trustee elects to defer Fees under Section 3.1(a), the Trustee shall also elect whether amounts deferred shall be credited to his or her Cash Account or to his or her Stock Account; provided, however, that deferred Stock Fees shall be credited only to his or her Stock Account.

3.2    Crediting to Deferred Fee Accounts.

(a)    When a Trustee elects under Section 3.1(b) to have Cash Fees credited to his or her Cash Account, the Trust shall credit the Trustee’s Cash Account, on the date that they otherwise would have been payable, with the portion of the Cash Fees that are specified in the Deferred Fee Agreement.

(b)    When a Trustee elects under Section 3.1(b) to have Cash Fees credited to his or her Stock Account, the Trustee shall credit the Trustee’s Stock Account, on the date that they otherwise would have been payable, with a certain number of Phantom Shares. The number of Phantom Shares (including fractional shares) credited to the Stock Account shall be the quotient that results from dividing the portion of the Cash Fees that are specified in the Deferred Fee Agreement by the Fair Market Value of a Common Share on the crediting date.

(c)    When a Trustee elects under Section 3.1(b) to have Stock Fees credited to his or her Stock Account, the Trust shall credit the Trustee’s Stock Account, on the date that the Common Shares that comprise the Stock Fees otherwise would have been transferred to the Trustee, with the number of Phantom Shares equal to the portion of the Common Shares that are specified in the Deferred Fee Agreement.

(d)    Phantom Shares credited to a Trustee’s Stock Account under this Deferred Fee Plan shall have the terms set forth in the Trustee’s Deferred Fee Agreement and this Deferred Fee Plan.

3.3    Modification or Revocation of Deferral. A Trustee may modify or revoke his existing Fee deferral election only on a prospective basis, and only for Fees to be earned in a subsequent calendar year, and only if the Trustee executes a new Deferred Fee Agreement or revokes his or her existing Deferred Fee Agreement in writing and files it with the Secretary of the Trust by December 31 of the year preceding the calendar year for which such modification or revocation is to be effective, or such earlier date as the Trust shall determine. No other modification or revocation of a deferral election may be made except as permitted by this Section 3.3 and Section 6.2 (relating to changing the Distribution Date).

ARTICLE 4.
INTEREST

Interest on the balance shall be credited to each Trustee’s Cash Account, as of the end of each calendar quarter, at the Prime Rate of interest, as announced from time to time by JP Morgan Chase (or successor) as its prime rate of interest. Quarterly compounding of interest shall apply.

ARTICLE 5.
DISTRIBUTIONS

Each Trustee with Phantom Shares credited to his or her Stock Account on the record date of a distribution on Shares shall either (a) be paid such distribution in cash or (b) be credited on the payment date of the distribution with a dollar amount equal to the product of the number of Phantom Shares credited to the Trustee’s Stock Account on the distribution record date and the distribution per Common Share, as set forth in such Trustee’s Deferred Fee Agreement. If such Trustee makes the election set forth in (b), above, then on the next following date on which annual retainer fees are payable by the Trust, the Trustee’s Stock Account shall be credited with a number of Phantom Shares (including fractional shares) equal to the dollar amount credited under the preceding sentence for distributions paid divided by the Fair Market Value of a Common Share. Phantom Shares credited on account of distributions under this Article 5 shall have the same terms as the Phantom Shares to which the distributions relate.

ARTICLE 6.
PAYMENT OF DEFERRED FEES

6.1    Payment Dates. A Trustee (or his or her Beneficiary) shall be entitled to receive a benefit equal to the amounts credited to his or her Deferred Fee Accounts at the time or times specified in such Trustee’s Deferred Fee Agreement. Amounts credited to a Trustee’s Cash Account shall be paid in cash in a lump sum. Phantom Shares credited to a Trustee’s Stock Account shall be settled in any manner permitted by the applicable Share Plan. The distribution shall be made on or as soon as administratively feasible following the Distribution Date for such payments, provided that payment shall be made no later than ninety (90) days following the Distribution Date and the specific distribution date shall be determined at the sole discretion of the Administrator.

6.2    Change In Payment Election. A Trustee may, effective for Fees deferred for services performed in a subsequent calendar year, change the Distribution Date. A Trustee may not change the Distribution Date for amounts deferred for services performed during the year when the change in election is filed or any amount deferred in a previous year. A change in Distribution Date election must be provided in writing to the Trust by December 31 of the year preceding the calendar year for which the election is to be effective.

6.3    Rehired Trustees. If a former Trustee has a Separation from Service and then returns to service as a Board member, any distribution required to be made to such Trustee by virtue of his or her previous Separation from Service shall be made to him or her without regard to such return to service.

6.4    Six Month Delay For Specified Employees. In the event that the Trust or Affiliated Company has stock which is publicly traded on an established securities market and to the extent Code Section 409A(a)(2)(B), which applies to certain “specified employees,” is applicable to distributions to a Trustee under this Deferred Fee Plan who is a specified employee as of the date of his Separation from Service, no payment of the Trustee’s Deferred Fee Accounts (and earnings) shall be made by reason of a Separation of Service before the date which is six months and one day following the Trustee’s Separation of Service or the Trustee’s death, if earlier. Any payments which would otherwise have been payable to the Trustee during the period of delay shall be made in a lump sum following the end of such delay. A Deferred Fee Account shall continue to be credited with interest and distributions during the period of such delay.

ARTICLE 7.
UNFORESEEABLE EMERGENCY WITHDRAWALS

Except as set forth in this Article 7, no Trustee, Beneficiary, nor any other individual or entity shall have any right to make any early withdrawals from such Trustee’s Deferred Fee Accounts. A Trustee may, in the discretion of the Administrator acting pursuant to Section 10.6, be entitled to withdraw all or a portion of the amount credited to his or her Deferred Fee Accounts in the event of an Unforeseeable Emergency. Such a withdrawal shall not exceed the amount reasonably necessary to satisfy the emergency need (including amounts necessary to pay any Federal, state, local or foreign income taxes or penalties reasonably anticipated to result from the withdrawal) and not reasonably available from other resources of the Trustee (including reimbursement or compensation by insurance or otherwise, and liquidation of the Trustee’s assets, to the extent liquidation itself would not cause severe financial hardship). Withdrawals from the Cash Account shall be payable in cash and withdrawals from the Stock Account shall be payable in shares of Common Stock.

ARTICLE 8.
BENEFICIARIES

Each Trustee may designate from time to time any person or persons, natural or otherwise, as his or her Beneficiary or Beneficiaries to whom benefits are to be paid if he or she dies while entitled to benefits. Each Beneficiary designation shall be made either in the Deferred Fee Agreement or on a form prescribed by the Secretary of the Trust and shall be effective only when filed with the Secretary during the Trustee’s lifetime. Each Beneficiary designation filed with the Secretary shall revoke all Beneficiary designations previously made by the Trustee. The revocation of a Beneficiary designation shall not require the consent of any Beneficiary. If the Trustee’s Beneficiary predeceases the Trustee, or no Beneficiary has been designated, the Trustee’s Beneficiary shall be deemed to be the Trustee’s spouse or, if none, the Trustee’s estate.

ARTICLE 9.
PHANTOM STOCK AWARDS

9.1    Nontransferability. Except as provided in Section 9.2, a Trustee’s interest in his or her Deferred Fee Accounts shall be nontransferable except by Beneficiary designation pursuant to Article 8, by will or by the laws of descent and distribution.

9.2    Transfers For No Consideration. Section 9.1 to the contrary notwithstanding, a Trustee may transfer his or her right to receive distributions from his or her Deferred Fee Accounts to his or her children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however, that the transferring Trustee may not receive any consideration for the transfer.

ARTICLE 10.
ADMINISTRATION

10.1    No Acceleration Of Payments. Notwithstanding anything in this Deferred Fee Plan to the contrary, no accelerated payment of a Deferred Fee Account (and earnings thereon) shall be made except in accordance with the following rules:

(i)    In the Administrator’s discretion in order to clear out a small balance held for the benefit of the Trustee, provided that the Administrator’s decision is evidenced in-writing prior to the date of the distribution, the distribution is not greater than the applicable dollar amount under Code Section 402(g)(1)(B) and the payment results in the termination of all benefits due under this Deferred Fee Plan and all other “account balance plans” treated as a single nonqualified deferred compensation plan with this Deferred Fee Plan under Treasury Regulation Section 1.409A-1(c)(2);

(ii)    The Trust’s discretionary decision to terminate and liquidate this Deferred Fee Plan within 30 days before or the 12 months following a “change in control” event as defined in Treasury Regulation Section 1.409A-3(i)(5) and provided such termination complies with the terms of Treasury Regulation Section 1.409A-3(j)(4)(ix)(B);

(iii)    A termination and liquidation of this Deferred Fee Plan in accordance with Treasury Regulation Section 1.409A-3(j)(4)(ix)(C) provided such termination and liquidation complies with the requirements of such regulation, including that all other agreements, methods, programs, and arrangements required to be terminated and liquidated are so terminated or liquidated; and

(iv)    Pursuant to such other events as permitted under Section 409A and applicable regulatory authority thereunder, including but not limited to accelerated payment of an amount intended to comply with a correction program under Code Section 409A.

10.2    Right To Amend or Terminate. The Board may amend or terminate this Deferred Fee Plan at any time in whole or in part. No amendment or termination of this Deferred Fee Plan shall reduce any amounts credited to a Trustee’s Deferred Fee Accounts, any amount owed to him or her by the Trust as of the date of amendment or termination, or the amount of Interest accrued or number of Phantom Shares credited, as of such date, to his or her account. Notwithstanding the foregoing, the Board may make any amendment necessary or appropriate to comply with Code Section 409A.

10.3    Unfunded Obligation. The obligation of the Trust to pay any benefits under this Deferred Fee Plan shall be unfunded and unsecured, and any payments under this Deferred Fee Plan shall be made from the general assets of the Trust. A Trustee’s rights under this Deferred Fee Plan are not assignable or transferable other than by will, by the laws of descent and distribution or otherwise provided in this Deferred Fee Plan, and such rights are exercisable during the Trustee’s lifetime only by him or her, or by his or her guardian or legal representative.

10.4    Withholding. The Trustees, their Beneficiaries and personal representatives shall bear any and all federal, state, local or other taxes imposed on benefits under this Deferred Fee Plan. The Trust may deduct from any distributions under this Deferred Fee Plan the amount of any taxes required to be withheld from such distribution by any federal, state or local government, and may deduct from any compensation or other amounts payable to the Trustee the amount of any taxes required to be withheld with respect to any distributions or other amounts under this Deferred Fee Plan by any federal, state or local government.

10.5    Applicable Law. This Deferred Fee Plan shall be construed and enforced in accordance with the laws of the State of Maryland, except to the extent superseded by federal law.

10.6    Administration and Interpretation. The President shall have the authority and responsibility to administer and interpret this Deferred Fee Plan on behalf of the Trust. Benefits due and owing to a Trustee or Beneficiary under this Deferred Fee Plan shall be paid when due without any requirement that a claim for benefits be filed. However, any Trustee or Beneficiary who has not received the benefits to which he or she believes himself or herself entitled may file a written claim with the President, who shall act on the claim within thirty days, and such action on any such claim shall be conclusive.

IN WITNESS WHEREOF, the Trust executes this Deferred Fee Plan, effective as of date specified above, on the _____ day of ________________, 2008.

RAMCO-GERSHENSON PROPERTIES TRUST

By:

Its:

EXHIBIT A

Deferred Fee Agreements

Please note: This election must be filed with the Trust before the beginning of the calendar year for which it will be effective. This election is irrevocable for Fees paid for services performed during the calendar year in which the election is effective. The Trustee may revoke or change this election on a prospective basis only effective for Fees paid for services performed beginning on the first day of the calendar year next following the date written modification or revocation of this election as applicable to such prospective calendar year Fees is delivered to the Trust.

DEFERRED FEE AGREEMENT
(Form for Existing Trustees)

This Agreement between Ramco-Gershenson Properties Trust (the “Trust”) and ____________________ (the “Trustee”) is made under the Ramco-Gershenson Properties Trust Deferred Fee Plan for Trustees (the “Deferred Fee Plan”).

1.    Deferred Fee Plan. The Trustee agrees to the terms and conditions of the Deferred Fee Plan, a copy of which has been previously delivered to the Trustee and constitutes a part of this Agreement. Capitalized words and phrases, when used in this Agreement, shall have the meaning given to them in the Deferred Fee Plan, unless the context clearly indicates otherwise.

2.    Election to Defer Cash Fees. The Trustee authorizes and directs the Trust to defer _____% (specify whole percentage only) of his or her Cash Fees earned during 20___. This election is irrevocable for the year covered by the election and, subject to the terms of the Deferred Fee Plan, this election will automatically renew and remain in full force and effect for all subsequent years unless and until the Trustee submits a revocation of or change in deferral election before December 31 (or such earlier date as determined by the administrator of the Deferred Fee Plan) covering such subsequent years.

3.    Election to Defer Stock Fees. The Trustee authorizes and directs the Trust to defer _____% (specify whole percentage only) of his or her Stock Fees earned during 20__. This election is irrevocable for the year covered by the election and, subject to the terms of the Deferred Fee Plan, will automatically renew and remain in full force and effect for all subsequent years unless and until the Trustee submits a revocation of or change in deferral election before December 31 (or such earlier date as determined by the administrator of the Deferred Fee Plan) covering such subsequent years.

4.    Investment of Deferred Fees. The Trustee elects to have his or her deferred Cash Fees credited to (check one):

☐    Cash Account; OR

☐    Stock Account.

Deferred Stock Fees are automatically credited to the Trustee’s Stock Account.

5.    Distributions. The Trustee elects to have distributions paid on Phantom Shares in the Stock Account (check one):

☐    Paid to the Trustee; OR

☐    Reinvested in Phantom Shares in the Stock Account.

6.    Time Of Distribution. The Trustee elects to receive the amount of deferred Fees credited to his or her Deferred Fee Accounts pursuant to this Agreement (including credits attributable to “earnings,” “interest,” or “distributions” on such deferred amounts) on the earliest of (check all that apply):

☐      ____________________, 20___;

☐    January 15 of the year following his or her termination of service as a Trustee, or if such termination of service does not constitute a Separation from Service (as determined under Section 409A of the Internal Revenue Code of 1986, as amended) for purposes of the Deferred Fee Plan, January 15 of the year following the date on which the Trustee has a Separation from Service;

☐    The first day of the month after the Trustee reaches his or her Social Security normal retirement age, as determined as of the date of this Deferred Fee Agreement;

☐    A change in the ownership or effective control of the Trust or in the ownership of a substantial portion of the assets of the Trust (within the meaning of Treasury Regulations Section 1.409-3(i)(5)); and

☐    The death of the Trustee.

7.    Section 409A Compliance Provisions. Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”) applies to amounts deferred under a nonqualified deferred compensation plan, such as the Deferred Fee Plan. By executing this Deferred Fee Agreement, the Trustee consents to the Trust’s right to amend the Deferred Fee Plan in conformity with Section 409A of the Code even if such amendment would adversely affect the Trustee’s rights with respect to amounts deferred under this Deferred Fee Agreement or a prior Deferred Fee Agreement.

8.    Beneficiary. The Trustee requests that, following his or her death, any amounts remaining in his or her Deferred Fee Accounts be paid (in accordance with Section 5 above) to the Beneficiary or Beneficiaries he or she has designated below. This form supersedes any previous Beneficiary designation the Trustee might have previously made under the Deferred Fee Plan.

NAME & ADDRESS _______________________ _______________________ _______________________	RELATIONSHIP _________________	PERCENTAGE _______________

NAME & ADDRESS _______________________ _______________________ _______________________	RELATIONSHIP _________________	PERCENTAGE _______________

IN WITNESS WHEREOF, this Agreement is executed on the day and year written below.

____________________________ ____________________
Trustee Date

Please note: This election must be filed with the Trust not later than 30 days after your election or appointment as a Trustee. The election will apply only to those Fees earned for services performed after the election is filed with the Trust. This election is irrevocable for Fees paid for services performed during the calendar year in which the election is effective. The Trustee may revoke or change this election on a prospective basis only effective for Fees paid for services performed beginning on the first day of the calendar year next following the date written revocation or modification of this election as applicable to such prospective calendar year Fees is delivered to the Trust.

DEFERRED FEE AGREEMENT
(Form for New Trustees)

This Agreement between Ramco-Gershenson Properties Trust (the “Trust”) and ____________________ (the “Trustee”) is made under the Ramco-Gershenson Properties Trust Deferred Fee Plan for Trustees (the “Deferred Fee Plan”).

1.    Deferred Fee Plan. The Trustee agrees to the terms and conditions of the Deferred Fee Plan, a copy of which has been previously delivered to the Trustee and constitutes a part of this Agreement. Capitalized words and phrases, when used in this Agreement, shall have the meaning given to them in the Deferred Fee Plan, unless the context clearly indicates otherwise.

2.    Election to Defer Cash Fees. The Trustee authorizes and directs the Trust to defer _____% (specify whole percentage only) of his or her Cash Fees earned during 20___. This election is irrevocable for the year covered by the election and, subject to the terms of the Deferred Fee Plan, this election will automatically renew and remain in full force and effect for all subsequent years unless and until the Trustee submits a revocation of or change in deferral election before December 31 (or such earlier date as determined by the administrator of the Deferred Fee Plan) covering such subsequent years.

3.    Election to Defer Stock Fees. The Trustee authorizes and directs the Trust to defer _____% (specify whole percentage only) of his or her Stock Fees earned during 20__. This election is irrevocable for the year covered by the election and, subject to the terms of the Deferred Fee Plan, will automatically renew and remain in full force and effect for all subsequent years unless and until the Trustee submits a revocation of or change in deferral election before December 31 (or such earlier date as determined by the administrator of the Deferred Fee Plan) covering such subsequent years.

4.    Investment of Deferred Fees. The Trustee elects to have his or her deferred Cash Fees credited to (check one):

☐    Cash Account; OR

☐    Stock Account.

Deferred Stock Fees are automatically credited to the Trustee’s Stock Account.

5.    Distributions. The Trustee elects to have distributions paid on Phantom Shares in the Stock Account (check one):

☐    Paid to the Trustee; OR

☐    Reinvested in Phantom Shares in the Stock Account.

6.    Time Of Distribution. The Trustee elects to receive the amount of deferred Fees credited to his or her Deferred Fee Accounts pursuant to this Agreement (including credits attributable to “earnings,” “interest,” or “distributions” on such deferred amounts) on the earliest of (check all that apply):

☐      ____________________, 20___;

☐    January 15 of the year following his or her termination of service as a Trustee, or if such termination of service does not constitute a Separation from Service (as determined under Section 409A of the Internal Revenue Code of 1986, as amended) for purposes of the Deferred Fee Plan, January 15 of the year following the date on which the Trustee has a Separation from Service;

☐    The first day of the month after the Trustee reaches his or her Social Security normal retirement age, as determined as of the date of this Deferred Fee Agreement;

☐    A change in the ownership or effective control of the Trust or in the ownership of a substantial portion of the assets of the Trust (within the meaning of Treasury Regulations Section 1.409-3(i)(5)); and

☐    The death of the Trustee.

7.    Section 409A Compliance Provisions. Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”) applies to amounts deferred under a nonqualified deferred compensation plan, such as the Deferred Fee Plan. By executing this Deferred Fee Agreement, the Trustee consents to the Trust’s right to amend the Deferred Fee Plan in conformity with Section 409A of the Code even if such amendment would adversely affect the Trustee’s rights with respect to amounts deferred under this Deferred Fee Agreement or a prior Deferred Fee Agreement.

8.    Beneficiary. The Trustee requests that, following his or her death, any amounts remaining in his or her Deferred Fee Accounts be paid (in accordance with Section 5 above) to the Beneficiary or Beneficiaries he or she has designated below. This form supersedes any previous Beneficiary designation the Trustee might have previously made under the Deferred Fee Plan.

NAME & ADDRESS _______________________ _______________________ _______________________	RELATIONSHIP _________________	PERCENTAGE _______________

NAME & ADDRESS _______________________ _______________________ _______________________	RELATIONSHIP _________________	PERCENTAGE _______________

IN WITNESS WHEREOF, this Agreement is executed on the day and year written below.

____________________________ ____________________
Trustee Date